UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  August 11, 2015

QS Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 State Street, Suite 500 Santa Barbara, CA	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 845-3581

Save The World Air, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 11, 2015, Save The World Air, Inc. (the “Company”) announced that it has changed its name to QS Energy, Inc., with a new trading symbol “QSEP.” The name change was effected through a short-form merger pursuant to Section 92A.180 of the Nevada Revised Statutes by merging a wholly-owned subsidiary of the Company into the Company, with the Company remaining as the surviving corporation in the merger under the new name, QS Energy, Inc. Under the Nevada Revised Statutes, the merger did not require approval of the Company’s stockholders and had the sole effect of amending the Company’s Articles of Incorporation to reflect the new legal name of the Company. A copy of the Articles of Merger related to the name change, as filed with the Secretary of State of the State of Nevada, is attached hereto as Exhibit 3.1. The merger, effective with the Nevada Secretary of State’s office on August 5, 2015, does not in any way affect the ownership, assets, liabilities or management of the Company.

Item 8.01 Other Events.

In connection with the name change, QS Energy, Inc. will operate from a new website located at www.qsenergy.com.

In connection with the Company’s name change, effective August 11, 2015, the Company’s common stock will trade under the name “QS Energy, Inc.” with the trading symbol of “QSEP.”

A copy of a press release in this matter is attached hereto as Exhibit 99.1. The contents of the website referenced in this Report and in the press release do not constitute a part of this Report.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

3.1	Articles of Merger, as filed with the Secretary of State of Nevada.

99.1	Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2015	QS ENERGY, INC.

	By:	/s/ Greggory Bigger
Name: Greggory Bigger
Title: Chief Executive Officer

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